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                                                                    EXHIBIT 23.1

                              CONDUCTUS, INC.
                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Conductus, Inc. on Form S-8 (File Nos. 33-74478, 33-79946 and 33-82454) of our reports dated February 7, 1997, on our audits of the financial statements and financial statement schedule of Conductus, Inc. as of December 31, 1996 and December 31, 1995, and for the years ended December 31, 1996, 19954 and 19943, which reports are included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P


San Jose, California
March 27, 1997





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